Prospectus Supplement No. 3

Filed Pursuant to Rule 424(b)(5)

To Prospectus Dated December 11, 2009

Registration No. 333-162142

WIZZARD SOFTWARE CORPORATION

Supplement No. 3

to

Prospectus dated December 11, 2009

This Prospectus Supplement No. 3 supplements and amends our Prospectus, dated December 11, 2009, as supplemented and amended by Supplement No. 2 thereto dated January 20, 2011.  This Prospectus Supplement No. 3 should be read in conjunction with, and may not be delivered or utilized without, the Prospectus and our Prospectus Supplement No. 2 and is qualified by reference to the Prospectus and Prospectus Supplement No. 2, and the information incorporated therein by reference, except to the extent that the information in this Prospectus Supplement No. 3 supersedes the information contained therein.  The information contained in this Prospectus Supplement No. 3 is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or any sale of securities.

The following new paragraph is added at the end of the disclosure under the heading “Warrants” on page S-7 of Prospectus Supplement No. 2:

On August 14, 2012, we entered into a Warrant Amendment Agreement with four of the six holders of our Warrants.   Under the terms of the Agreement, the parties agreed to reduce the exercise price of the Warrants to $3.25 (the “Short-Term Exercise Price”), provided that if the Warrants are not exercised by August 14, 2012, at 8:30AM Eastern Daylight Time, the Short-Term Exercise Price will expire and the exercise price for the Warrants will revert to the exercise price that existed immediately prior to the date of the Warrant Amendment Agreement.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement. Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the securities covered by this prospectus.

•

Our Current Report on Form 8-K filed with the SEC on January 20, 2011;

•

Our Current Report on Form 8-K filed with the SEC on January 25, 2011;

•

Our Current Report on Form 8-K filed with the SEC on March 4, 2011;

•

Our Annual Report on Form 10-K filed with the SEC on March 31, 2011;

•

Our Definitive Proxy Statement filed with the SEC on April 20, 2011;

•

Our Quarterly Report on Form 10-Q filed with the SEC on May 16, 2011;

•

Our Current Report on Form 8-K filed with the SEC on May 17, 2011;

•

Our Current Report on Form 8-K filed with the SEC on June 17, 2011;

•

Our Current Report on Form 8-K filed with the SEC on August 8, 2011;

•

Our Current Report on Form 8-K filed with the SEC on August 9, 2011;

•

Our Quarterly Report on Form 10-Q filed with the SEC on August 15, 2011;

•

Our Current Report on Form 8-K filed with the SEC on August 26, 2011;

•

Our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011;

•

Our Definitive Information Statement filed with the SEC on December 23, 2011;

•

Our Current Report on Form 8-K filed with the SEC on January 19, 2012;

•

Our Current Report on Form 8-K filed with the SEC on February 9, 2012;

•

Our Annual Report on Form 10-K filed with the SEC on March 30, 2012;

•

Our Current Report on Form 8-K filed with the SEC on April 10, 2012;

•

Our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012;

•

Our Current Report on Form 8-K filed with the SEC on June 15, 2012;

•

Our Current Report on Form 8-K filed with the SEC on July 30, 2012;

•

Our Current Report on Form 8-K filed with the SEC on July 31, 2012.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Wizzard Software Corporation

5001 Baum Blvd

Pittsburgh, Pennsylvania 15213

Attn: John Busshaus, Chief Financial Officer

Telephone: (412) 621-0902

The date of this Prospectus Supplement No. 3 is August 14, 2012.